UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017

EQUITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Kansas	001-37624	72-1532188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7701 East Kellogg Drive, Suite 300 Wichita, KS	67207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 316.612.6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 13, 2017, Equity Bancshares, Inc. (the “Company”), as borrower, entered into a First Amendment (the “Amendment”) to its Loan and Security Agreement (the “Agreement”) with ServisFirst Bank. The Amendment, among other things, increased the maximum lending commitment under the Agreement from $20.0 million to $30.0 million and extended the maturity date of the commitment to March 12, 2018.

The foregoing summary of the Amendment does not purport to be a complete description of the terms and conditions of the Amendment and is qualified in its entirety by the full text of the Amendment attached as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 16, 2017, the Company issued a press release announcing the expansion and extension of its line of credit with ServisFirst Bank. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	First Amendment to Loan and Security Agreement, dated March 13, 2017, by and between Equity Bancshares, Inc. and ServisFirst Bank

99.1	Press Release, dated March 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Equity Bancshares, Inc.

Date: March 16, 2017	By:	/s/ Brad S. Elliott
Brad S. Elliott
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Loan and Security Agreement, dated March 13, 2017, by and between Equity Bancshares, Inc. and ServisFirst Bank

99.1	Press Release, dated March 16, 2017